Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated June 18, 2012, with respect to the audit of the consolidated statement of financial condition of Clearfield Energy, Inc. and Subsidiaries as of March 31, 2012 and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the year ended March 31, 2012 incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Kreischer Miller

Horsham, Pennsylvania
December 12, 2012